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                                                                 Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-18430, 33-18692, 33-18693 and 33-28019 of Golden Books Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc. and Subsidiaries) on Form S-8 of our reports dated April 2, 1996, appearing in the Annual Report on Form 10-K of Golden Books Family Entertainment, Inc. and Subsidiaries for the year ended February 3, 1996.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 27, 1997

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